                       Consent of Independent Accountants

To the Board of Directors
Grand Havana Enterprises, Inc.


We consent to the incorporation by reference in Amendment No. 1 to Form S-3 of Grand Havana Enterprises, Inc., dated October 29, 1997, of our report dated October 25, 1996 relating to the consolidated financial statements of Grand Havana Enterprises, Inc. and its subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                          /s/ HOLLANDER, GILBERT & CO.
                                          -------------------------------------
                                          Hollander, Gilbert & Co.


Los Angeles, California
October 29, 1997